UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 22, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2019, Zvi Glasman submitted notice that he intends to resign as the Chief Financial Officer and Treasurer of Fox Factory Holding Corp. (the “Company”), which is expected to be effective November 1, 2019. Following the effective date of his resignation, Mr. Glasman is expected to provide transition services to the Company, which will include participating in the selection of his successor, assisting in a smooth transition of his responsibilities, and actively working for the Company through the end of February 2020, or such earlier date determined by the Company’s Board of Directors (the “Board”). Mr. Glasman’s departure is not due to a dispute or disagreement with the Company.

At the time of this Current Report on Form 8-K, the Company has not entered into any compensation arrangements with Mr. Glasman in connection with the transition described above. Such arrangements will be filed as an amendment to this Current Report on Form 8-K, once entered into, if at all. Previous agreements between Mr. Glasman and the Company regarding employment shall continue in force until the effective date of Mr. Glasman’s resignation or until such time as a new arrangement may be entered into.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description
99.1	Copy of press release issued by Fox Factory Holding Corp., dated August 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.

Date:	August 27, 2019	By:	/s/ Michael C. Dennison
Michael C. Dennison
Chief Executive Officer